EXHIBIT 10.12


                                RICHARD A. PRICE
                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is made and entered into as of the 1st day of January, 1997 (the "Effective Date"), by and between CGA Group, Ltd., a Bermuda corporation (the "Employer"), and Richard A. Price (the "Executive").

                                    RECITALS

     A. The Executive is currently serving as the President and Chief Executive Officer of the Employer and the Employer's wholly-owned subsidiary corporation, Commercial Guaranty Assurance, Ltd. ("CGA"), and

     B. The Employer desires to continue to employ the Executive as an officer of the Employer and CGA for a specified term, and the Executive is willing to continue such employment upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed upon by and between the parties hereto as follows:

                                   AGREEMENTS

     1. Position and Duties. The Employer hereby employs Executive as the President and Chief Executive Officer of the Employer and CGA or in such other capacity as shall be mutually agreed upon between the Employer and the Executive. During the period of the Executive's employment hereunder, the Executive shall devote his best efforts and full business time, energy, skills and attention to the business and affairs of the Employer and CGA; provided, however, that the Executive shall perform on behalf of the Employer and CGA in the United States of America (the "U.S.") only such duties that are of a ministerial nature and the performance of which are in compliance with the Operating Guidelines (as such term is defined in the Investment Units Subscription Agreement dated as of June 4, 1997 by and among the Employer and the other parties named therein (the "Subscription Agreement")). The Executive's duties and authority shall consist of and include all duties and authority customarily performed and held by persons holding equivalent positions with business organizations similar in nature and size to the Employer, as such duties and authority are, subject to the immediately preceding sentence, reasonably defined, modified and delegated from time to time by the Board of Directors of the Employer (the "Board"). The Executive shall have the powers necessary to perform the duties assigned to him, and shall be provided such supporting services, staff, secretarial and other assistance, office space and accoutrements as shall be reasonably necessary and appropriate in light of such



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assigned duties. The Executive shall perform his duties hereunder on a full time basis in Bermuda and relocate his principal office to Bermuda no later than September 30, 1997.

     2. Compensation. As compensation for the services to be provided by the Executive hereunder, the Executive shall receive the following compensation and other benefits:

          (a) Base Salary. The Executive shall receive an aggregate annual minimum base salary ("Base Salary") at the rate of Three Hundred Thousand dollars ($300,000) payable in installments in accordance with the regular payroll practices of the Employer. Such Base Salary shall be subject to review annually, commencing on the anniversary of the Effective Date, and shall either be maintained at the then current amount or increased during the term hereof in accordance with the discretion of the Board.

          (b) Bonuses. The Executive shall receive a cash bonus ("Base Bonus"), payable within thirty (30) days after the end of the 1997 calendar year, in the amount of $160,274 dollars. The Executive may receive a discretionary annual cash bonus ("Discretionary Bonus") based upon an annual incentive plan approved by the compensation committee of the Board, which shall also be payable within thirty (30) days after the end of each calendar year during which this Agreement is in effect.

          (c) Club Membership. The Executive shall be reimbursed for membership dues at a local country club of his choice, in an amount to be mutually agreed upon between the Executive and the Employer.

          (d) Reimbursement of Expenses. In accordance with the expense reimbursement policies of the Employer, the Executive shall be reimbursed, upon submission of appropriate vouchers and supporting documentation, for all travel, entertainment and other out-of-pocket expenses reasonably and necessarily incurred by the Executive in the performance of his duties hereunder.

          (e) Moving and Interim Living Expenses. The Employer shall pay all reasonable expenses related to the relocation to Bermuda from New Jersey of the Executive and his family, including packing and shipping the Executive's entire household and all furniture, belongings and effects. If the Employer's relocation to Bermuda entails the sale of Executive's primary residence in the U.S. and such sale occurs within twelve (12) months of the relocation of Executive, the Employer shall reimburse the Executive for real estate brokerage fees incurred in such sale up to a maximum of seven percent (7%) of the sale price, together with all closing costs, including reasonable attorney's fees. In addition, the Employer shall pay the temporary living expenses of the Executive and his family in Bermuda, in accommodations commensurate with the Executive's position, for up to three (3)


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     months. Such expenses shall be reasonable and commensurate with the
     Executive's position.

          (f) Housing Allowance. The Employer shall pay the Executive a housing allowance of up to Ten Thousand U.S. Dollars (U.S. $10,000) each month during the term of Employee's employment (or such greater monthly amount as the compensation committee of the Board may approve based on local real estate market conditions), plus electric utility costs; provided, however, that such allowance shall not be paid during any month in which the Executive is receiving temporary living expenses pursuant to Section 2(e) above.

          (g) Other Benefits. The Executive shall be entitled to all benefits specifically established for him by the Board or a committee thereof and, when and to the extent he is eligible therefor, to participate in all plans and benefits generally accorded to senior executives of the Employer, under and subject to all of the terms thereof, including, but not limited to, as applicable, pension, profit-sharing, supplemental retirement, incentive compensation, bonus, disability income, split-dollar life insurance, group life, medical and hospitalization insurance, and similar or comparable plans, and also to perquisites extended to similarly situated senior executives of the Employer. Additionally, the Employer shall obtain for the benefit of the Executive's estate a term life insurance policy with a value of two times the Executive's Base Salary as determined under paragraph 2(a).

          (h) Vacations. The Executive shall be entitled to annual vacation leave in accordance with the operative vacation policy of the Employer in effect from time to time, which vacation shall be taken at a time or times mutually agreeable to the Employer and the Executive. In addition, each calendar year the Company shall reimburse Executive for coach round-trip airfare for each of the Executive's children to make four (4) trips to Bermuda.

          (i) Full Benefit of Allowances. If any of the compensation and benefits provided in paragraphs (e), (f), the last sentence of paragraph
     (h), and paragraphs (k), (l) and (m) shall be deemed taxable to the Employee in the U.S., the Employer shall pay to the Employee that additional amount necessary to "gross-up" the payment in question and fully subsidize any U.S. tax consequences to the Employee.

          (j) Withholding. The Employer shall be entitled to withhold, from amounts payable to the Executive hereunder, any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold and any amounts, pursuant to the Employer's policies, required to be withheld pursuant to the Executive's participation in the benefits described above. The Employer shall be entitled to rely upon the opinion of its legal counsel with regard to any question concerning the amount or requirement of any such withholding.


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          (k) Immigration and Work Permits. The Employer shall be responsible for and will pay all expenses related to obtaining all ordinary and necessary immigration and work permit approvals on Executive's behalf with respect to his employment in Bermuda. The Executive shall cooperate with the Employer in obtaining such approvals.

          (l) Tax Assistance. The Employer shall provide the Executive with reasonable expatriates tax assistance, provided by the independent accountants and tax counsel regularly engaged by the Employer.

          (m) Automobile Expense. The Executive shall receive from Employer a monthly auto expense assistance in the amount of $750.

     3. Term and Termination.

     (a) Basic Term. The Executive's employment hereunder shall be for a term of three (3) years commencing as of the Effective Date, and shall automatically be extended for one (1) year commencing on the third anniversary of the Effective Date and on each anniversary thereafter, unless terminated by either party effective as of the last day of the then current term by written notice to that effect delivered to the other party not less than sixty (60) days prior to the expiration of such term.

     (b) Voluntary Termination by Executive. The Executive may voluntarily terminate this Agreement, at any time, by written notice to that effect delivered to the Employer not less than sixty (60) days prior to the effective date of Executive's voluntary termination. Upon Executive's voluntary termination, Executive shall have no obligations to the Employer other than as provided for in Sections 4 and 5 hereof, together with an obligation to provide Executive's reasonable transitional assistance to the Employer for a period of not more than sixty (60) days in connection with matters for which the Executive was responsible during the term of this Agreement and which were not concluded prior to Executive's voluntary termination. Upon the Executive's voluntary termination, no Base Bonus or Discretionary Bonus for the year in which such termination occurs shall be payable to the Executive and no further payments shall be due hereunder except for compensation and benefits accrued as of the date of such termination.

     (c) Premature Termination Without Cause; Constructive Termination and Termination Upon Change in Control.

          (i) In the event of the termination of the Executive's employment under this Agreement prior to the last day of the then current term (A) by the Employer for any reason other than a termination in accordance with the provisions of paragraph 3(d), 3(e) or 3(f) or (B) by the Executive by written notice to the Employer given within thirty (30) days of Constructive Discharge (as hereinafter


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     defined) effective as of ninety (90) days after such notice or (C) by the
     Employer or its successor either in contemplation of or within one hundred and eighty (180) days after a Change in Control (as defined below) for any reason other than a termination in accordance with the provisions of paragraphs 3(d), 3(e) or 3(f), the Employer shall for the remaining period of the then current term of this Agreement: (x) pay the Executive the then current Base Salary (but in no event less than six months of current Base Salary) and if such termination occurs in the 1997 calendar year, the Base Bonus, reduced by the amount of base salary payable by any new employer for the period the Executive is entitled to payment pursuant to this sentence;
     (y) continue to provide coverage for the Executive either under the medical benefit program maintained by the Employer (if permitted to do so under such program) or under a policy providing benefits at least as great as those provided under such program; and (z) pay all expenses related to the relocation of the Executive and the Executive's family to the U.S. location of the Executive's choice, including packing and shipping Executive's household effects, furniture and personal belongings; provided, however, that, in the event of a termination pursuant to clause (C) above that occurs during 1998 or any year thereafter, in addition to the payments and benefits provided above in this Section 3(c)(i), the Executive shall be entitled to receive a Discretionary Bonus (calculated based on the bonus(es) payable to the Executive with respect to the immediately preceding year) with respect to the year in which such termination occurs, payable on a pro rata basis to the date of termination. The benefits provided in paragraphs 2(f), (l) and (m) shall continue for 3 months, provided, however, that such continuation shall not include any expenses for temporary housing or accommodation in the U.S. The benefits described in paragraphs 2(c) and 2(h) shall not continue following termination under this paragraph 3(c).

          (ii) Payments to the Executive under this paragraph 3(c) will be made in accordance with the regular payroll practices of the Employer or, at the election of the Employer, such payments may be made in a lump sum.

          (iii) For purposes of this Agreement, the Executive shall be deemed "Constructively Discharged" upon the occurrence of any one of the following events:

               (A) The Executive shall not be re-elected, or shall be removed, from the positions with the Employer set forth in Section 1 hereof, other than as a result of the Executive's election or appointment to positions of substantially equal or not of materially inferior scope and responsibility at a Base Salary of not less than the Base Salary the Executive was receiving at the time of such election or appointment; or

               (B) The Employer shall cause a material reduction in the Executive's powers or authority; or


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               (C) Other than with the Executive's express written consent, the
          Employer changes the primary employment location of the Executive to a place that is outside of Bermuda; or

               (D) The Employer otherwise commits a material breach of its obligations under this Agreement which, if curable, is not cured within thirty (30) days of written notice thereof.

          (iv) For purposes of this Agreement, the term "Change in Control" shall mean any of the following which occurs prior to the closing of a Qualified Public Offering (as defined in the Employer's Bye-laws) by
     Employer:

          A. The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Employer; or

          B. The cessation, for any reason, by the individuals who, as of the Closing Date (as defined in the Subscription Agreement) are members of the Board to constitute a majority of the Board, unless the designation of any new individual as a director is pursuant to the rights to designate a director granted to certain Members under the Bye-laws of the Employer, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

          C. Approval by the stockholders of the Employer of: (1) a merger or consolidation if the stockholders of the Employer immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation; or (2) an agreement for the sale or other disposition of all or substantially all of the assets of the Employer other than an agreement for such a sale or disposition to a corporation or other entity which, immediately prior to such sale or disposition, is owned,

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               directly or indirectly, by the stockholders of the Employer in materially the same proportion as their ownership of stock immediately prior to such sale or disposition.

          (v) Notwithstanding anything to the contrary contained in clause (iv), for purposes of this paragraph 3(c), the term "Change in Control" shall not include the following:

          A. an initial public offering of the capital stock of the Employer consistent with the Employer's business plan as described in the Amended and Restated Confidential Private Placement Memorandum dated April 9, 1997;

          B. a merger of the Employer with, or acquisition of the Employer by, any other entity if such merger or acquisition, as applicable, is approved by the board of directors of the Employer and any other re-capitalization or change in capital structure, whether public or private, of the Employer, in each case after which the Executive holds the same position as set forth in Section 1 hereof, has the same chain of command, reports to the same individual or individuals, and suffers no material change in Executive's employment.

     In addition, notwithstanding anything to the contrary contained in clause
(iv) above, a Change in Control shall not be deemed to occur solely because more than fifty percent (50%) of the combined voting power of the then outstanding securities is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Employer; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Employer in the same proportion as their ownership of stock immediately prior to such acquisition.

     (d) Termination For Cause. Notwithstanding any other provision of this Agreement, in the event of the termination of the Executive's employment under this Agreement for cause, no further payments shall be due hereunder except for Base Salary and other benefits accrued as of the date of such termination; provided, however, that in no event shall the Executive's Base Bonus or Discretionary Bonus, or any portion thereof, payable with respect to the calendar year in which the termination occurs or, to the extent not yet paid, the Executive's bonus for the prior year be paid to the Executive upon his termination for cause. For purposes of this Agreement, "cause" shall mean: (i) a material violation by the Employer, in which the Executive materially and directly participated, of any law or regulation respecting the business of the Employer or of CGA, other than a material violation which is a direct result of the
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operation of the Employer and/or CGA in accordance with the Operating
Guidelines; (ii) the Executive being found guilty by a court of competent jurisdiction or a plea of guilty or nolo contendere to a charge of (A) any felony or (B) an act of dishonesty in connection with the performance of his duties as an officer of the Employer or CGA, or which disqualifies the Executive from serving as an officer or director of the Employer or CGA; (iii) the willful or negligent failure of the Executive to perform his duties hereunder in any material respect; or (iv) the failure of the Executive to (A) perform all of his duties hereunder on a full time basis in Bermuda and (B) relocate his principal office to Bermuda on or prior to September 30, 1997.

     (e) Termination Upon Death. If the Executive dies during the term of this Agreement, payment of any accrued compensation due to the Executive at the time of death including the bonus payable with respect to the prior calendar year if the termination occurs prior to the payment of such bonus shall be made to such beneficiary as the Executive may designate in writing, or failing such designation, to the executor, administrator or other representative of his estate (provided, however, that the Executive's Base Bonus or Discretionary Bonus (with such Discretionary Bonus calculated based on the bonus(es) payable to the Executive with respect to the immediately preceding year) payable with respect to the calendar year in which the termination occurs shall be payable on a pro rata basis to the date of the Executive's death). Such payments shall be in addition to any other death benefits of the Employer for the benefit of the Executive and in full settlement and satisfaction of all payments provided for in this Agreement, except for benefits provided for in sections 2(e) through 2(f) and 2(i) through 2(m), which shall continue for 3 months following the Executive's death.

     (f) Termination Upon Disability. The Employer may terminate the Executive's employment after the Executive is determined to be disabled under the then current Employer program, if such a program exists at the time the Executive is disabled. If no such program exists, the Executive will be considered disabled if the Executive suffers an illness or injury which results in the Executive's inability to substantially perform his duties hereunder as determined by the Board for a period of either six (6) consecutive months, or one hundred and twenty (120) business days within a consecutive twelve (12) month period. If the Employer terminates the Executive after it is determined that the Executive is disabled, the Employer shall pay the Executive the compensation accrued through the date of the Executive's termination of employment including the bonus payable with respect to the prior calendar year if the termination occurs prior to the payment of such bonus (provided, however, that the Executive's Base Bonus or Discretionary Bonus (with such Discretionary Bonus calculated based on the bonus(es) payable to the Executive with respect to the immediately preceding year) payable with respect to the calendar year in which the termination occurs shall be payable on a pro rata basis to the date of the Executive's termination). In the event of a dispute regarding the Executive's disability, such dispute shall be resolved through arbitration as provided in paragraph 8(d) hereof,

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which arbitrator shall be a duly licensed medical doctor. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of the Executive's disability. Notwithstanding anything contained in this Agreement to the contrary, until the date specified in a notice of termination relating to the Executive's disability, the Executive shall be entitled to return to his positions with the Employer as set forth in this Agreement, in which event no disability of the Executive will be deemed to have occurred.

     4. Confidentiality and Loyalty. The Executive acknowledges that during the course of the Executive's employment the Executive will produce and have access to material, records, data, trade secrets and information not generally available to the public regarding the Employer and the CGA and their respective subsidiaries and affiliates (collectively, "Confidential Information"). Accordingly, during and subsequent to termination of this Agreement, the Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with the Executive's performance of the Executive's duties hereunder. All records, files, documents and other materials or copies thereof relating to the Employer's business which the Executive shall prepare or use shall be and remain the sole property of the Employer, shall not be removed from the Employer's premises without its written consent other than in the ordinary course of business, and shall be promptly returned to the Employer upon termination of the Executive's employment hereunder. The Executive agrees to abide by the Employer's reasonable policies, as in effect from time to time, respecting avoidance of interests conflicting with those of the Employer.

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     5. Non-Solicitation and Non-Competition Covenants.

     (a) Restrictive Covenant. The Executive and the Employer have jointly reviewed the operations of the Employer and have agreed that the covenants contained in this Section 5 are an essential ingredient of this Agreement and are made in consideration for the payment of the amounts described in Sections 2 and 3 hereof. The Executive hereby agrees that, except with the express prior written consent of the Employer, following the termination of the Executive's employment hereunder, with respect to clause (i) below, for any reason and, with respect to clause (ii) below, for any reason other than a termination pursuant to clause (A) or (B) of subsection (c)(i) of Section 3, for a period equal to the greater of (x) the term of this Agreement that would be remaining had the Executive's employment not been terminated, and (y) one (1) year after the termination of the Executive's employment with the Employer (the "Restrictive Period"), the Executive (i) will not solicit clients, customers or employees of the Employer, CGA or any subsidiary or affiliate of the Employer or CGA and (ii) will not directly or indirectly compete with the business of the Employer or CGA or any subsidiary or affiliate of the Employer or CGA by directly or indirectly being a shareholder or partner of or serving as an employee, officer or director of or consultant to, or in any other capacity with, any person, firm, partnership, corporation, subsidiary, division, joint venture, trust or other entity, or any division, subsidiary or separate enterprise of any such entity, which owns, manages or operates a business which is either: (A) an insurer or reinsurer of asset backed securities, mortgage backed securities or commercial mortgage backed securities; or (B) an investment company that is directly or indirectly owned by, affiliated with, attached to or otherwise related to an insurer or reinsurer of asset backed securities, mortgage backed securities or commercial mortgage backed securities; or (C) an investment advisory firm or insurance consulting firm that is directly or indirectly owned by, affiliated with, attached to or otherwise related to an insurer or reinsurer of asset backed securities, mortgage backed securities or commercial mortgage backed securities (the "Restrictive Covenant"). If the Executive violates the Restrictive Covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified in this paragraph 5(a) computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Executive. The Restrictive Covenant shall not prohibit the Executive from owning directly or indirectly capital stock or similar securities which are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System which do not represent more than five percent (5%) of the outstanding capital stock of any business similar to that of the Employer or that of CGA or any subsidiary or affiliate of the Employer or CGA.

     (b) Remedies for Breach of Restrictive Covenant. The Executive

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acknowledges that the restrictions contained in Sections 4 and 5 of this
Agreement are reasonable and necessary for the protection of the legitimate business interests of the Employer, that any violation of these restrictions would cause substantial injury to the Employer and such interests, that the Employer would not have entered into this Agreement with the Executive without receiving the additional consideration offered by the Executive in binding himself to these restrictions and that such restrictions were a material inducement to the Employer to enter into this Agreement. In the event of any violation of these restrictions, the Employer shall be relieved of all further obligations under this Agreement and shall be entitled to any rights, remedies or damages available to the Employer under this Agreement or otherwise at law or in equity. In addition, in the event of any violation or threaten violation of these restrictions, the Employer shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Executive and any and all persons directly or indirectly acting for the Executive or with him, as the case may be.

     6. Intercorporate Transfers. If the Executive shall be transferred to an affiliate of the Employer, such transfer shall not be deemed to terminate or modify this Agreement and the employing corporation to which the Executive shall have been transferred shall, for all purposes of this Agreement, be construed as standing in the same place and stead as the Employer as of the date of such transfer. For purposes hereof, an affiliate of the Employer shall mean any corporation directly or indirectly controlling, controlled by, or under common control with the Employer.

     7. Interest in Assets. Neither the Executive nor the Executive's estate shall acquire hereunder any rights in funds or assets of the Employer, otherwise than by and through the actual payment of amounts payable hereunder; nor shall the Executive or the Executive's estate have any power to transfer, assign, anticipate, hypothecate or otherwise encumber in advance any of said payments; nor shall any of such payments be subject to seizure for the payment of any debt, judgment, alimony, separate maintenance or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise of the Executive.

     8. General Provisions.

     (a) Successors; Assignment. If accepted by any successor or assign of the Employer, such successor or assign may be deemed the "Employer" hereunder. The Executive may not assign this Agreement.

     (b) Entire Agreement: Modifications. This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. Except as otherwise explicitly provided herein, this Agreement may not be amended or modified except by written agreement signed by the Executive and the Employer.


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     (c) Enforcement and Governing Law. The provisions of this Agreement shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of New York, without reference to the law regarding conflicts of law.

     (d) Arbitration. The provisions of paragraph 5(b) shall supersede the provisions of this paragraph 8(d) in the event of a simultaneous dispute between the Employer and the Executive so as to afford the Employer with the remedy of injunctive relief, without the necessity for arbitration. Subject to the foregoing, any dispute or controversy arising under or in connection with this Agreement or the Executive's employment by the Employer shall be settled exclusively by arbitration, conducted by a single arbitrator sitting in New York City, New York, in accordance with the rules of the American Arbitration Association (the "AAA") then in effect. The arbitrator shall be selected by mutual agreement between the Employer and the Executive. However, in the event that the parties are unable to agree on an arbitrator within a period of one week, the arbitrator shall be selected by the parties from a list of eleven (11) arbitrators provided by the AAA, provided that no arbitrator shall be related to or affiliated with either of the parties. If the parties mutually agree on an arbitrator from such list, such arbitrator shall be selected. If the parties cannot agree on the arbitrator within ten (10) days after the list of the proposed arbitrators is received by the parties, then no later than twenty (20) days after such list is received by the parties, the parties, or their respective representatives, shall meet at a mutually convenient location in New York City, New York, or telephonically. At that meeting, the party who sought arbitration shall eliminate one (1) proposed arbitrator and then the other party shall eliminate one (1) proposed arbitrator. The parties shall continue to eliminate names from the list of proposed arbitrators in this manner until each party has eliminated five (5) proposed arbitrators. The remaining arbitrator shall arbitrate the dispute. Each party shall submit, in writing, the specific requested action or decision it wishes to take, or make, with respect to the matter in dispute, and the arbitrator shall be obligated to choose one (1) party's specific requested action or decision, without being permitted to effectuate any compromise position. The party whose requested action or decision is not selected by the arbitrator shall bear the cost of all counsel, experts or other representatives who are retained by both parties, together with all costs of the arbitration proceeding, including, without limitation, the fees, costs and expenses imposed or incurred by the arbitrator. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of the Executive's right to be paid through the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

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


     (e) Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

     (f) Notices. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to the Employer, addressed to the principal headquarters of the Employer, attention: Chairman; or, if to the Executive, to the address set forth below the Executive's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

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


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CGA Group, Ltd.                               Richard A. Price



By: /s/ JAY A. SHIDLER                        /s/ RICHARD A. PRICE
   --------------------------------           ----------------------------------
    Jay A. Shidler                            ----------------------------------
    Chairman of the Board of Directors        ----------------------------------
                                                        (Address)

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